Exhibit 99.1

Investor Contact:	Media Contact:
Meredith Mendola 781-370-6151 mmendola@ptc.com	Nicole Rowe 781-370-6369 nrowe@ptc.com
PTC Reports First Quarter Fiscal Year 2008 Results
- Company Delivers Year-Over-Year Revenue Growth of 9% and Non-GAAP Operating Income Growth of 34% -
NEEDHAM, Mass., January 23, 2008 — PTC (Nasdaq: PMTC), the Product Development Company®, today reported GAAP revenue of $241.2 million for the first quarter ended December 29, 2007, up 9% from the same period last year. Non-GAAP revenue for the first quarter was $242.5 million. Non-GAAP revenue excludes the effect of purchase accounting on the fair value of the acquired deferred maintenance revenue balance of CoCreate Software GmbH, which PTC acquired during the first quarter.
“We performed well in the first quarter,” said C. Richard Harrison, president and chief executive officer. “Our focus on delivering significant operating margin improvement in 2008 has begun to pay off. We delivered an 18.2% non-GAAP operating margin in the first quarter, a 330 basis point improvement from the same period last year. Our continued efforts to evolve our distribution and services models, our globalization strategy, and the immediate non-GAAP operating margin accretion provided by CoCreate contributed to this improvement. In addition, we continue to deliver revenue growth that is higher than market growth rates.”
GAAP operating income for the first quarter of 2008 was $14.9 million, or 6.2% of total GAAP revenue, compared with $21.0 million, or 9.5% of total GAAP revenue in the year-ago period. GAAP net income for the first quarter of 2008 was $9.9 million, or $0.08 per diluted share, compared with GAAP net income of $15.2 million, or $0.13 per diluted share, in the year-ago period. Non-GAAP operating income, which excludes the effect of purchase accounting on the acquired deferred maintenance revenue balance of CoCreate, stock-based compensation cost, restructuring charges, amortization of acquisition-related intangible assets, and in-process research and development write-offs associated with acquisitions, was $44.1 million for the first quarter of 2008, or 18.2% of total non-GAAP revenue, compared with $33.0 million, or 14.9% of total GAAP revenue, in the year-ago period. Non-GAAP net income, which excludes the items excluded from non-GAAP operating income and the related tax effect of those items, was $31.1 million for the first quarter of 2008, or $0.26 per diluted share, compared to $26.8 million in the year-ago period, or $0.23 per diluted share. We have provided a reconciliation between GAAP and non-GAAP results in the attached financial tables.
PTC’s GAAP and non-GAAP results for the first quarter of fiscal 2008 include expenses of $3.2 million associated with its restatement of the third quarter of 2007 and prior financial results announced and completed during the quarter. As previously reported, PTC reversed its valuation allowance against deferred tax assets in the U.S. and a foreign jurisdiction in the third quarter of 2007. Therefore, the GAAP and non-GAAP effective income tax rates of 40% and 32%, respectively, in the first quarter of 2008 are higher than the GAAP and non-GAAP effective income tax rates of 30% and 21%, respectively, in the first quarter of 2007. We have provided more information about the impact of this change in the attached financial tables.
Cash and cash equivalents were $215 million at the end of the first quarter of 2008, ahead of expectations. PTC used $50 million of cash during the quarter to help finance the acquisition of CoCreate and also repaid $15 million of the $220 million borrowed under its revolving credit facility to finance the rest of

PTC Reports First Quarter Fiscal Year 2008 Results

that transaction. Cash flow from operations was $16.7 million for the first quarter, ahead of expectations primarily due to strong cash collections during the quarter.
First Quarter 2008 Revenue Metrics
PTC delivered the following results for the first quarter of fiscal 2008 compared to the same period in 2007 (based on GAAP revenue):
•	Total revenue growth of 9%, which reflects both organic revenue growth and revenue from acquired businesses. Maintenance revenue grew 13%, training and consulting service revenue grew 10% and license revenue grew 1%. License revenue reflects increased sales of new seats and/or increased revenue from new seats of our major product offerings (Pro/ENGINEER, Windchill, Arbortext, and Mathcad), offset by a decline in revenue from Pro/ENGINEER upgrades and modules;
•	Total revenue from our reseller channel of $59.5 million, up 26%, reflecting continued success in the SMB market around the world for our organic products, as well as the addition of CoCreate channel revenue;
•	Revenue growth of 23% in Europe, 7% in the Pacific Rim, and 3% in Japan, partially offset by a 2% decline in North America.
In the first quarter, PTC received orders from or on behalf of leading organizations including Airbus S.A.S.; Carrier Corporation; Gates Corporation; ITT Industries; Lockheed Martin Corporation; Shanhaiguan New Shipbuilding Industry Company Ltd.; Sulzer Pumps Ltd.; Toyota Motor Corporation; the United States Navy; and Volvo Group.
“We remain confident in our ability to achieve our Fiscal 2008 targets of $1,060 million in non-GAAP revenue and non-GAAP operating margins of at least 22%,” continued Harrison. “We are mindful of current investor concerns about the economy. However, our forecast continues to support our confidence in our ability to execute our plan. We believe we are the best-positioned PLM vendor to support customers with business initiatives that enable cost reduction, such as global product development and IT consolidation. These customer initiatives have been driving investment in our solutions for at least two years, and we believe customers would only accelerate them in a more difficult economic environment.”
Second Quarter and Fiscal Year 2008 Financial Outlook
PTC’s GAAP revenue forecast for the second quarter of fiscal 2008 is between $248 million and $258 million, and GAAP earnings per diluted share are expected to be between $0.10 and $0.14. PTC expects non-GAAP second quarter revenue to be between $250 million and $260 million, and expects non-GAAP earnings per diluted share to be between $0.24 and $0.28. The non-GAAP revenue and earnings expectations exclude the effect of purchase accounting on the acquired deferred maintenance revenue balance of CoCreate of about $2 million and the following second quarter estimated expenses and their tax effects:
•	Approximately $12 million of expense related to stock-based compensation
•	Approximately $8 million of acquisition-related amortization expense
•	Approximately $3 million of restructuring expenses related to our continued globalization program
For the fiscal year ending September 30, 2008, PTC expects GAAP revenue to be about $1,055 million and GAAP earnings per diluted share to be between $0.66 and $0.77. PTC expects non-GAAP revenue to be about $1,060 million and non-GAAP earnings per diluted share to be between $1.17 and $1.27 for the fiscal year. The non-GAAP revenue and earnings expectations exclude the effect of purchase accounting on the acquired deferred maintenance revenue balance of CoCreate of about $5 million and the following full-year estimated expenses and their tax effects:
•	Approximately $45 million of expense related to stock-based compensation
•	Approximately $32 million of acquisition-related amortization expense

PTC Reports First Quarter Fiscal Year 2008 Results

•	$1.9 million of in-process research and development expense related to acquisitions completed in the first quarter of 2008
•	Approximately $15 million of restructuring expenses related to the continued globalization program
PTC has changed its assumptions for our future GAAP and non-GAAP tax rates. Previously, our 2008 guidance reflected an assumption that our GAAP and non-GAAP effective income tax rates would be approximately 40%. The current guidance reflects an assumption that our GAAP and non-GAAP effective income tax rates will be 37.5%. Additionally, upon the close of the CoCreate acquisition, our estimate was that the acquired deferred maintenance revenue fair-value write-down related to that transaction would impact our GAAP revenue by about $10 million in Fiscal 2008. Upon completion of our preliminary purchase accounting for the transaction, our current expectation is that it will impact our GAAP revenue by about $5 million in Fiscal 2008. This is reflected in the guidance above.
Important Information about Non-GAAP References
To supplement our financial results presented on a GAAP basis, we use non-GAAP measures, which exclude certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation and restructuring charges, that we believe are helpful in understanding our financial results and our projected future financial performance. PTC believes these non-GAAP measures aid investors’ overall understanding of PTC’s results by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how PTC plans and measures its own business. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to peer companies and enables investors to consider PTC’s operating results on both a GAAP and non-GAAP basis in periods when PTC is engaged in acquisition activities or undertaking restructuring activities. However, non-GAAP revenue, non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share should be construed neither as an alternative to GAAP revenue, GAAP operating income, GAAP net income or GAAP earnings per share as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on PTC’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures in conjunction with our reported GAAP results.
Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
•	Deferred maintenance support revenue: Business combination accounting rules require us to account for the fair value of support contracts assumed in connection with our acquisitions. Because these are typically one-year contracts, our GAAP revenues for the one-year period subsequent to our acquisitions do not reflect the full amount of software license updates and product support revenues on assumed support contracts that would have otherwise been recorded by the acquired entities. The non-GAAP adjustment, reflected in non-GAAP revenue, is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the performance of the acquired business in the current fiscal year and provides a basis for comparing maintenance revenue in subsequent fiscal years which are not impacted by the GAAP purchase accounting adjustment.
•	Stock-based compensation expense: We exclude the effect of stock-based compensation expense from our non-GAAP operating expenses, operating margin and net income. Although PTC undertakes analyses to ensure that its stock-based compensation awards are in line with peer companies and do not unduly dilute shareholders, PTC allocates these awards and measures them at the corporate level. Management excludes their financial statement effect when planning or

PTC Reports First Quarter Fiscal Year 2008 Results

measuring the periodic financial performance of PTC’s functional organizations since they are unrelated to our core operating metrics. Stock-based compensation expense will recur in future periods.
•	Amortization of intangible assets and acquired in-process research and development expenses: We exclude the effect of amortization of intangibles and in-process research and development expenses from our non-GAAP operating expenses and net income. We believe that excluding these expenses, which are associated with acquisitions, provides investors with information that helps to compare period-over-period operating performance by highlighting the effect of acquisitions on our results of operations. In addition, PTC’s management excludes the financial statement effect of these items in creating operating budgets for PTC’s functional business units and in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses because the expense is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Amortization expenses will recur in future periods. In-process research and development charges are not recurring with respect to past acquisitions, but we may incur these expenses in connection with future acquisitions.
•	Restructuring expenses, which consist of PTC employee severance and PTC duplicate facility closures in connection with our strategy to globalize our workforce to improve our profitability: We believe it is useful for investors to understand the effect of these expenses on our cost structure. Although restructuring costs are not recurring with respect to past severance and facilities closure activity, we may incur these expenses in the future in connection with continued execution of our globalization strategy.
•	One-time tax items, if any: We exclude the effect of certain one-time tax items, such as valuation allowance reversals, from our non-GAAP net income. We believe that excluding certain one-time tax items provides investors with information that helps to compare period-over-period operating performance by highlighting the effect of one-time items on our results of operations. There were no such items in the first quarters of 2008 and 2007.
Earnings Call Webcast
PTC will provide detailed financial information and an outlook update on its first quarter fiscal year 2008 results conference call and live webcast on January 23, 2008 at 10 a.m. ET. This earnings press release and accompanying financial and operating statistics will be accessible prior to the conference call and webcast on PTC’s web site at www.ptc.com/for/investors.htm. In addition, the live webcast may be accessed at the same web address. To access the live call, please dial 888-566-8560 (in the U.S.) or +1-517-623-4768 (international). Please use passcode PTC. A replay of the call will be available until 5:00 p.m. ET on January 28, 2008. To access the replay via webcast, please visit www.ptc.com/for/investors.htm. To access the replay by phone, please dial 402-220-9786.
PTC’s unaudited consolidated statements of operations and the unaudited condensed consolidated statements of cash flows for the first quarter fiscal 2008 are attached.
About PTC
PTC (Nasdaq: PMTC) provides leading product lifecycle management (PLM), content management and dynamic publishing solutions to more than 50,000 companies worldwide. PTC customers include the world’s most innovative companies in manufacturing, publishing, services, government and life sciences industries. PTC is included in the S&P Midcap 400 and Russell 2000 indices. For more information on PTC, please visit http://www.ptc.com.
Statements in this news release that are not historical facts, including statements about our confidence that we will achieve our fiscal 2008 financial targets, anticipated adoption of our solutions, and projected revenue and earnings, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that, if an economic slowdown were to occur, our customers may elect to defer or forego investment in our solutions rather than investing in our solutions to achieve cost-savings or to support other global product

PTC Reports First Quarter Fiscal Year 2008 Results

development initiatives. In addition, our purchase price allocations associated with our first quarter acquisitions, including CoCreate, are preliminary and may change. Likewise, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including geographic mix of our revenue and profits, loans and cash repatriations from foreign subsidiaries, and geographic location of royalty income. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.
PTC, The Product Development Company, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein have trademarks or registered trademarks of their respective holders.
# # #

PTC Reports First Quarter Fiscal Year 2008 Results

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	December 29,	December 30,
	2007	2006
Revenue:
License	$67,191	$66,588
Service	174,051	155,079

Total revenue	241,242	221,667

Costs and expenses:
Cost of license revenue(1)	4,747	3,560
Cost of service revenue(1)	71,038	68,568
Sales and marketing(1)	71,028	69,561
Research and development(1)	41,548	37,984
General and administrative(1)	23,551	18,923
Amortization of acquired intangible assets	2,893	2,088
In-process research and development	1,887	—
Restructuring charge	9,685	—

Total costs and expenses	226,377	200,684

Operating income	14,865	20,983
Other income, net	1,606	780

Income before income taxes	16,471	21,763
Provision for income taxes	6,591	6,610

Net income	$9,880	$15,153

Earnings per share:
Basic	$0.09	$0.14
Weighted average shares outstanding	113,680	111,830
Diluted	$0.08	$0.13
Weighted average shares outstanding	118,087	117,283

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended
	December 29,	December 30,
	2007	2006
Cost of license revenue	$—	$21
Cost of service revenue	2,347	1,910
Sales and marketing	2,867	1,565
Research and development	2,270	1,842
General and administrative	3,119	3,292

Total stock-based compensation	$10,603	$8,630

PTC Reports First Quarter Fiscal Year 2008 Results

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	December 29,	December 30,
	2007	2006
GAAP revenue	$241,242	$221,667
Fair value adjustment of acquired CoCreate deferred maintenance revenue	1,237	—

Non-GAAP revenue	$242,479	$221,667

GAAP operating income	$14,865	$20,983
Fair value adjustment of acquired CoCreate deferred maintenance revenue	1,237	—
Stock-based compensation	10,603	8,630
Amortization of acquired intangible assets included in cost of license revenue	2,954	1,287
Amortization of acquired intangible assets included in cost of service revenue	17	32
Amortization of acquired intangible assets	2,893	2,088
In-process research and development	1,887	—
Restructuring charge	9,685	—

Non-GAAP operating income	$44,141	$33,020

GAAP net income	$9,880	$15,153
Fair value adjustment of acquired CoCreate deferred maintenance revenue	1,237	—
Stock-based compensation	10,603	8,630
Amortization of acquired intangible assets included in cost of license revenue	2,954	1,287
Amortization of acquired intangible assets included in cost of service revenue	17	32
Amortization of acquired intangible assets	2,893	2,088
In-process research and development	1,887	—
Restructuring charge	9,685	—
Income tax adjustments(2)	(8,076)	(352)

Non-GAAP net income	$31,080	$26,838

GAAP diluted earnings per share	$0.08	$0.13
Stock-based compensation	0.09	0.07
All other items noted identified above	0.09	0.03

Non-GAAP diluted earnings per share	$0.26	$0.23

Weighted average shares used in calculating non-GAAP diluted earnings per share	118,087	117,283

(2)	Reflects the tax effect of non-GAAP adjustments above. In the third quarter of 2007, we reversed our valuation allowance against deferred tax assets in the United States and a foreign jurisdiction.

PTC Reports First Quarter Fiscal Year 2008 Results

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 29,	September 30,
	2007	2007
ASSETS
Cash and cash equivalents	$214,788	$263,271
Accounts receivable, net	193,132	217,101
Property and equipment, net	53,874	54,745
Goodwill and acquired intangibles, net	613,434	325,052
Other assets	248,471	230,144

Total assets	$1,323,699	$1,090,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deferred revenue	$235,575	$227,164
Borrowings under revolving credit facility	201,428	—
Other liabilities	284,262	268,642
Stockholders’ equity	602,434	594,507

Total liabilities and stockholders’ equity	$1,323,699	$1,090,313

PTC Reports First Quarter Fiscal Year 2008 Results

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	December 29,	December 30,
	2007	2006
Cash flows from operating activities:
Net income	$9,880	$15,153
Stock-based compensation	10,603	8,630
Depreciation and amortization	11,935	9,536
In-process research and development	1,886	—
Accounts receivable, net	38,100	(8,302)
Accounts payable and accruals	(33,978)	(27,604)
Deferred revenue	(16,417)	(14,895)
Other	(5,313)	1,144

Net cash provided (used) by operating activities	16,696	(16,338)

Capital expenditures	(4,830)	(6,345)
Acquisitions of businesses, net of cash acquired(3)	(258,426)	(17,639)
Proceeds from debt, net of repayments	205,000	—
Other investing and financing activities	(6,946)	2,212
Foreign exchange impact on cash	23	2,003

Net change in cash and cash equivalents	(48,483)	(36,107)
Cash and cash equivalents, beginning of period	263,271	183,448

Cash and cash equivalents, end of period	$214,788	$147,341

(3)	Acquisitions of businesses:
a.	The first quarter of 2008 includes $244 million for our acquisition of CoCreate and $14 million for two other acquisitions, net of cash acquired.
b.	The first quarter of 2007 includes $16 million for our acquisition of ITEDO, net of cash acquired, and $2 million of contingent purchase price earned in the first quarter of 2007 related to our 2006 acquisition of certain assets and liabilities of Cadtrain, Inc.